Exhibit 99.1

Chaparral Steel Company Reports Record Earnings for the Second Quarter

          MIDLOTHIAN, Texas, Dec. 20 /PRNewswire-FirstCall/ -- Chaparral Steel Company (Nasdaq: CHAP) today reported record net income for the second quarter ended November 30, 2005 of $34.0 million ($1.44 per diluted share), an increase of $13.0 million compared to net income of $21.0 million ($0.92 per diluted share) for the second quarter of fiscal 2005 and $16.2 million better than net income of $17.8 million ($0.77 per diluted share) for the first quarter ended August 31, 2005.  Record operating profit of $59.5 million increased 34% compared to the second quarter of fiscal 2005 and 70% compared to the first quarter of this fiscal year and exceeded the previous record set in the first quarter of fiscal 2005 by almost 8%.

          “The results for the second quarter were great; even though, our operations continue to be hampered by volatile energy costs,” stated Tommy A. Valenta, President and Chief Executive Officer.  “We are continuing to see signs of improvement in non-residential activity in the United States and we are well positioned to take advantage of that strong end user demand.”

          Shipments of 548,000 tons for the quarter were 41% higher than the 389,000 tons shipped in the second quarter of fiscal 2005 and a decrease of 9% compared to the first quarter ended August 31, 2005.  Average selling prices were down 1% from the second quarter of fiscal 2005 but up 13% from the first quarter of this fiscal year.  Average metal margins of $409 per ton were down slightly from the second quarter of fiscal 2005 but increased over 11% from the first quarter of this year.  Energy expense was up 25% from the first quarter.

          For the six months ended November 30, 2005, the Company also had record net income of $51.8 million ($2.22 per diluted share).  This compares to net income of $49.1 million ($2.15 per diluted share) for the first six months of fiscal 2005.  Average selling prices were down 3% compared to the first six months of fiscal 2005 while total shipments of 1.15 million tons increased over 30%.

          The Company ended the quarter with $113.4 million of cash, cash equivalents and short-term investments.  On December 2, 2005, the Company completed its offer to exchange its outstanding 10% senior notes due 2013 that were issued in a private offering in July 2005, for 10% senior notes due 2013, which are registered under the Securities Act of 1933.

          The Company forecasts third quarter operating profit to be approximately $45 million.  The Company believes that end user demand for its products will remain strong for the third quarter of fiscal 2006.  However, slightly lower seasonally-adjusted volumes and continued high energy costs for the winter months are expected to result in margin compression in the third quarter compared to second quarter results.

          The Company’s Second Quarter Earnings Teleconference will be held tomorrow, December 21, 2005 at 11:00 a.m. Eastern Time.  A real-time webcast of the conference is available by logging on to Chaparral’s website at www.chapusa.com .

          Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.  Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company’s business, construction activity in the Company’s markets, changes in costs of raw materials, fuel and energy, the impact of environmental laws, unexpected equipment failures, the effect of foreign currencies valuations and other regulations as more fully described in the Company’s Annual Report on SEC Form 10-K.

          Chaparral Steel Company, headquartered in Midlothian, Texas, is the second largest producer of structural steel beams in North America.  The Company is also a significant supplier of steel bar products.  In addition, Chaparral is a leading North American recycling company.  Additional information may be found at http://www.chapusa.com .

          For further information contact Cary D. Baetz at 972-779-1032 or Terresa Van Horn at 972-779-1033.

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share)
(Unaudited)

	Three months ended November 30,		Six months ended November 30,

	2005	2004	2005	2004

Net sales	$348,130	$249,119	$686,535	$539,900
Costs and expenses (income)
Cost of products sold	283,247	199,850	580,441	428,165
Selling, general and administrative	9,484	6,287	16,923	14,056
Interest	7,982	11,973	16,146	23,904
Other income, net	(4,091)	(1,325)	(5,393)	(1,829)
	296,622	216,785	608,117	464,296
Income before income taxes	51,508	32,334	78,418	75,604
Income taxes	17,505	11,320	26,664	26,468
Net income	$34,003	$21,014	$51,754	$49,136
Earnings per share:
Basic	$1.49	$0.92	$2.27	$2.15
Diluted	$1.44	$0.92	$2.22	$2.15
Average shares outstanding:
Basic	22,805	22,804	22,805	22,804
Diluted	23,648	22,804	23,346	22,804

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
				Six Months Ended November 30
	November 30		August 31

	2005	2004	2005	2005	2004

Net Sales (in 000’s)	348,130	249,119	338,405	686,535	539,900
Operating Profit (in 000’s)	59,490	44,307	35,074	94,564	99,508
Shipments (000’s)
Structural Mills	449	308	493	942	695
Bar Mill	99	81	110	209	187
Total	548	389	603	1,151	882
Price ($/Ton excluding delivery fees)
Structural Mills	$578	$568	$507	$541	$550
Bar Mill	590	665	553	571	623
Combined	$580	$589	$515	$546	$565

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	November 30, 2005	May 31, 2005

Assets
Current assets:
Cash and cash equivalents	$70,632	$9,287
Short-term investments	42,775	—
Accounts receivable - net	131,795	127,383
Inventories	178,790	246,223
Receivable from TXI	—	40,734
Prepaid expenses	13,298	11,097
Total current assets	437,290	434,724
Other assets:
Goodwill	85,166	85,166
Investments and deferred charges	16,758	5,099
	101,924	90,265
Property, plant and equipment:
Land and land improvements	95,617	93,937
Buildings	55,208	54,954
Machinery and equipment	1,028,711	1,025,475
Construction in process	31,427	28,074
	1,210,963	1,202,440
Less depreciation	599,229	575,187
	611,734	627,253
	$1,150,948	$1,152,242
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$82,311	$88,980
Accrued wages, taxes and other liabilities	57,585	20,933
Total current liabilities	139,896	109,913
Deferred income taxes and other credits	150,008	147,563
Long-term debt	300,000	—
Long-term payable to TXI	—	543,246
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,807,869 and 22,803,867 shares issued and outstanding	228	228
Additional paid-in capital	705,727	206,818
Retained earnings (deficit)	(144,911)	144,474
Total stockholders’ equity	561,044	351,520
	$1,150,948	$1,152,242

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended November 30,

	2005	2004

Operating activities:
Net income	$51,754	$49,136
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	24,883	24,228
Deferred income taxes	1,358	16,752
Other - net	3,005	2,746
Changes in operating assets and liabilities
Accounts receivable-net	(4,412)	11,902
Inventories	67,433	(68,454)
Prepaid expenses	(2,201)	(10,221)
Accounts payable	(6,079)	(2,569)
Accrued wages, taxes and other liabilities	37,405	1,941
Other credits	567	269
Receivable from or payable to TXI	(10,286)	(19,359)
Net cash provided by operating activities	163,427	6,371
Investing activities:
Capital expenditures	(8,128)	(10,027)
Purchases of available-for-sale securities	(317,130)	—
Sales of available-for-sale securities	274,355	—
Other - net	(595)	(417)
Net cash used by investing activities	(51,498)	(10,444)
Financing activities:
Long-term borrowings	350,000	—
Debt retirements	(50,000)	—
Debt issuance costs	(9,469)	—
Dividend paid to TXI	(341,139)	—
Issuance of common stock	24	—
Net cash used by financing activities	(50,584)	—
Increase (decrease) in cash and cash equivalents	61,345	(4,073)
Cash and cash equivalents at beginning of period	9,287	8,575
Cash and cash equivalents at end of period	$70,632	$4,502

SOURCE  Chaparral Steel Company
          -0-                                                            12/20/2005
          /CONTACT:  Cary D. Baetz, +1-972-779-1032, or fax, +1-972-779-1951, or cbaetz@chapusa.com , or Terresa Van Horn, +1-972-779-1033, both of Chaparral Steel Company/
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